                                  EXHIBIT 12

               COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES
                       AND PREFERRED DIVIDENDS COMBINED

                                                           AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                                  FOR THE YEAR ENDED JUNE 30,
                                                                     (THOUSANDS OF DOLLARS)
                                            ----------------------------------------------------------------
                                                1995         1994          1993         1992         1991
                                            -----------   ----------   -----------   ----------   ----------

Margins before income taxes and
member refunds............................. $  (26,740)   $  (4,556)   $   10,340    $ (62,432)   $   (2,388)

Fixed charges - Interest...................     62,673       55,774        57,186       65,676        67,465
                  - Rentals................      6,942        4,908         5,728        6,756         6,075
                                            -----------   ----------   -----------   ----------   ----------
Total fixed charges........................     69,615       60,682        62,914       72,432        73,540
                                            -----------   ----------   -----------   ----------   ----------
Adjusted net margins....................... $   42,875    $  56,126    $   73,254    $  10,000    $   71,152
                                            ===========   ==========   ===========   ==========   ==========

Ratio of margins to fixed
charges....................................           *            *          1.2             *            *
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net
margins to total fixed charges............. $   26,740    $   4,556         N/A      $  62,432    $    2,388
                                            ===========   ==========   ===========   ==========   ==========


Fixed charges and preferred dividends
combined: Preferred dividend factor:
   Preferred dividend requirements......... $    4,620    $   4,878    $    3,962    $   4,724    $    5,052
   Ratio of pre-tax margin to
   after-tax margin (1)....................      114.1%        75.3%        234.2%       110.2%      (412.1%)
   Preferred dividend factor on
   pre-tax basis.......................           4049        6,478         1,692        4,287        (1,226)

Total fixed charges (above)............         69,615       60,682        62,914       72,432        73,540
                                            -----------   ----------   -----------   ----------   ----------
Fixed charges and preferred
dividends..............................     $   73,664    $  67,160    $   64,606    $  76,719    $   72,314
                                            ===========   ==========   ===========   ==========   ==========

Ratio of margins to fixed charges
and preferred dividends
combined (2)...........................               *            *          1.1             *            *
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net
margins to fixed charges and
preferred dividends combined...........     $   30,789    $  11,034         N/A      $  66,719    $    1,162
                                            ===========   ==========   ===========   ==========   ==========

* Deficiency of adjusted net margins to fixed charges or to fixed charges and preferred dividends combined.
N/A - No deficiency.
(1) Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.
(2) Represents adjusted net margins divided by fixed charges and preferred dividends.

               COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES
                       AND PREFERRED DIVIDENDS COMBINED

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                            (THOUSANDS OF DOLLARS)

                                                FOR THE
                                             THREE MONTHS
                                                 ENDED                     PRO FORMA
                                             SEPTEMBER 30,           SEPTEMBER 30, 1995
                                                 1995             ADJMTS        ADJUSTED
                                             -------------   ---------------    -----------

Margins before income taxes and
member refunds                               $    (14,217)   $     (3,113)(3)   $   (17,330)

Fixed charges - Interest                           16,858           3,113(3)         19,971
                  - Rentals                         1,736               0             1,736
                                             -------------    -------------     ------------
Total fixed charges                                18,594           3,113            21,706
                                             -------------    -------------     ------------
Adjusted net margins                         $      4,377     $         0       $     4,377
                                             =============    =============     ============

Ratio of margins to fixed
charges                                                 *                                 *

Deficiency of adjusted net
margins to total fixed charges               $     14,217                       $    17,330
                                             =============                      =============


Fixed charges and preferred dividends
combined: Preferred dividend factor:
   Preferred dividend requirements           $         59     $       (162)(4)  $      (103)
   Ratio of pre-tax margin to
   after-tax margin (1)                             124.5%           124.5%           124.5%
   Preferred dividend factor on
   pre-tax basis                                       47             (130)             (82)

Total fixed charges (above)                        18,594            3,113           21,706
                                             -------------    --------------    ------------
Fixed charges and preferred
dividends                                    $     18,641     $      2,983      $    21,624
                                             =============    ==============    ============

Ratio of margins to fixed charges
and preferred dividends
combined (2)                                            *                                 *

Deficiency of adjusted net
margins to fixed charges and
preferred dividends combined                 $     14,264                       $     17,247
                                             =============                      =============


* Deficiency of adjusted net margins to fixed charges or to fixed charges and preferred dividends combined.
N/A - No deficiency.
(1) Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.
(2) Represents adjusted net margins divided by fixed charges and preferred dividends.
(3)   See description on page 3.
(4)   See description on page 3.

               COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES
                       AND PREFERRED DIVIDENDS COMBINED

                                                      AGWAY INC. (PARENT)
                                                   FOR THE YEAR ENDED JUNE 30,                          PRO FORMA
                                                    (THOUSANDS OF DOLLARS)                           JUNE 30, 1995
                               --------------------------------------------------------------    ----------------------
                                  1995         1994         1993         1992         1991         ADMTS       ADJUSTED
                               ---------    ---------     --------     ---------    ---------    ---------    ---------


Margins before income taxes
and member refunds             $    4,600   $  (17,330)  $   4,501    $  (51,202)  $   16,793   $ (3,113)(3)  $    1,487
Fixed charges - Interest            5,874       14,985       8,282        11,940       16,368      3,113(3)        8,987
              - Rentals             1,960        1,183         755           662          639                      1,960
                               ----------   -----------   --------     ----------  ----------   -----------   ----------
Total fixed charges                 7,834       16,168       9,037        12,602       17,007       3,113         10,947
                               ----------   ------------  --------     ----------  ----------   -----------   ----------
Adjusted net margins           $   12,434   $   (1,162)  $  13,538    $  (38,600)  $   33,800   $    -0-      $   12,434
                               ==========   ===========  =========    ===========  ==========   ===========   ==========

Ratio of margins to fixed
charges                               1.6             *        1.5              *         2.0                        1.1
                               ==========   ===========  =========    ===========  ==========   ===========   ==========
Deficiency of adjusted net
margins to total fixed
charges                           N/A       $   17,330     N/A        $   51,202       N/A                       N/A
                               ==========   ===========  =========    ===========  ==========   ===========   ==========
Fixed charges and preferred
 dividends combined:
 Preferred dividend factor:
   Preferred dividend
   requirements                $    4,620   $    4,878   $   3,962    $     4,724  $    5,502    $   (162)(4) $    4,458
   Ratio of pre-tax margin to
   after-tax margin (1)           (291.2%)      214.5%      404.4%         108.4%       99.5%     (291.2%)       (291.2%)
   Preferred dividend factor
   on pre-tax basis                (1,587)       2,274         980          4,358       5,077          56         (1,531)

Total fixed charges (above)         7,834       16,168       9,037         12,602      17,007       3,113         10,947
                               ----------   ------------  --------     ----------  ----------   -----------   ----------
dividends                      $    6,247   $   18,442   $  10,017    $    16,960  $   22,084   $   3,169     $    9,146
                               ==========   ===========  =========    ===========  ==========   ===========   ==========

Ratio of margins to fixed
charges and preferred
dividends combined (2)                2.0         *           1.4          *              1.5                        1.3
                               ==========   ===========  =========    ===========  ==========                 ==========
Deficiency of adjusted net
margins to fixed charges and
preferred dividends combined       N/A      $    19,604     N/A       $    55,560     N/A                          N/A
                               ==========   ===========  =========    ===========  ==========                 ==========

* Deficiency of adjusted net margins to fixed charges or to fixed charges and preferred dividends combined.
N/A - No deficiency.
(1) Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.
(2) Represents adjusted net margins divided by fixed charges and preferred dividends.
(3) Represents change in annual interest. Calculated by adding interest on certificates and debentures offered hereby and subtracting interest on debentures redeemed and long-term debt repaid (see "Use of Proceeds" section of Prospectus). Calculation as follows (in 000's):

Debt offered:
  Certificates           $  2,500  x .0675  = $   169
                            5,000  x .0725  =     363
                            5,000  x .0700  =     350
                           20,000  x .0750  =   1,500
                           20,000  x .0800  =   1,600
  Reinvestment option      18,850  x    (5) =   1,476
                         --------             -------
                         $ 71,350             $ 5,458
                         ========             =======
Less debt repaid:
  Debenture              $  3,348    .0750    $  (251)
  Certificates              8,876    .0850        (63)
                            4,428    .0800        (30)
                           17,348    .0700       (101)
                           20,000    .0950     (1,900)
                         --------             --------
                         $ 54,000             $(2,345)
                         ========             ========

(4) Represents the change in preferred stock dividend requirements as a result of the current offering $12 ($200 x 6%) less anticipated redemptions $(174), (calculated at $2,500 x 6.94%, the weighted average rate paid on preferred stock during the year ended June 30, 1995 or the quarter ended September 30, 1995).
(5)    Various rates ranging from 4.5% to 9.5%.

               COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES
                       AND PREFERRED DIVIDENDS COMBINED

                                                     AGWAY INC. (PARENT)
                                                     (THOUSANDS OF DOLLARS)

                                        FOR THE
                                      THREE MONTHS
                                          ENDED
                                      SEPTEMBER 30,           PRO FORMA
                                          1995           SEPTEMBER 30, 1995
                                        ---------    ---------------------------
Margins before income taxes and
member refunds......................    $  (2,559)  $ (3,113)(3) $  (5,672)
Fixed charges - Interest............        1,510      3,113(3)      4,623
              - Rentals......                 490          0           490
                                        ---------    ---------   ----------
Total fixed charges.................        2,000      3,113         5,113
                                        ----------   ---------   ----------
Adjusted net margins................    $    (559)   $     0     $    (559)
                                        =========    =========   ==========

Ratio of margins to fixed
charges  ...........................         *                        *
                                        =========                ==========

Deficiency of adjusted net
margins to total fixed charges......    $   2,559                $   5,672
                                        =========                ==========

Fixed charges and preferred dividends
 combined:
 Preferred dividend factor:
   Preferred dividend requirements..    $      59    $  (162)(4)  $   (103)
   Ratio of pre-tax margin to
   after-tax margin (1).............       142.9%      142.9%        142.9%
   Preferred dividend factor on.....
   pre-tax basis....................           41         56            97

Total fixed charges (above).........        2,000      3,113         5,113
                                        ----------   -----------  ---------
Fixed charges and preferred
dividends...........................    $   2,041    $ 3,169      $  5,210
                                        =========    ===========  ==========

Ratio of margins to fixed charges
and preferred dividends
combined (2)........................       *                         *
                                        =========                 ==========

Deficiency of adjusted net
margins to fixed charges and
preferred dividends combined........    $   2,600                 $  5,769
                                        =========                 ==========

* Deficiency of adjusted net margins to fixed charges or to fixed charges and preferred dividends combined.
N/A - No deficiency.
(1) Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.
(2) Represents adjusted net margins divided by fixed charges and preferred dividends.
(3) Represents change in annual interest. Calculated by adding interest on certificates and debentures offered hereby and subtracting interest on debentures redeemed and long-term debt repaid (see "Use of Proceeds" section of Prospectus). Calculation as follows (in 000's):

Debt offered:
  Certificates          $   2,500  x .0675  =  $  169
                            5,000  x .0725  =     363
                            5,000  x .0700  =     350
                           20,000  x .0750  =   1,500
                           20,000  x .0800  =   1,600
  Reinvestment option      18,850  x   (5)  =   1,476
                        ---------              ------
                        $  71,350              $5,458
                        =========              ======
Less debt repaid:
  Debenture             $   3,348    .0750   $   (251)
  Certificates              8,876    .0850        (63)
                            4,428    .0800        (30)
                           17,348    .0700       (101)
                           20,000    .0950     (1,900)
                        ---------            ---------
                        $  54,000            $ (2,345)
                        =========            =========

(4) Represents the change in preferred stock dividend requirements as a result of the current offering $12 ($200 x 6%) less anticipated redemptions $(174), (calculated at $2,500 x 6.94%, the weighted average rate paid on preferred stock during the year ended June 30, 1995 or the quarter ended September 30, 1995).
(5)    Various rates ranging from 4.5% to 9.5%.